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                                                                       EXHIBIT 2

                             CONSOLIDATION AGREEMENT
                                      AMONG
                    PSB INTERIM BANK, PEOPLES STATE BANK AND
                                 PSB GROUP, INC.
                              UNDER THE CHARTER OF
                               PEOPLES STATE BANK

THIS CONSOLIDATION AGREEMENT, dated as of February 28, 2003, among Peoples State Bank (hereinafter called the "Bank" or, where appropriate, the "Resulting Bank"), PSB Interim Bank (hereinafter called the "New Bank"), and PSB Group, Inc. (hereinafter called the "Corporation").

                                  I. RECITALS:

A. The Bank is a Michigan banking corporation and the New Bank is a Michigan banking corporation in formation and both have their main banking premises located at 1800 East 12 Mile Road, Madison Heights, County of Oakland and State of Michigan.

B. As of December 31, 2002, the Bank had capital stock outstanding of $1,049,397 divided into 1,049,397 shares of common stock, $1 par value per share, surplus of $22,645,018, undivided profits of $20,860,889 and accumulated other comprehensive income, including a market value adjustment for available for sale securities, of $917,935.

C. As of the date of this Agreement, the New Bank had one (1) share of common stock, $1 par value per share, issued and outstanding.

D. The Corporation is a corporation duly organized and validly existing under the laws of the State of Michigan, with its registered office in the City of Madison Heights, County of Oakland, State of Michigan. As of the date hereof, the Corporation has authorized capital stock consisting of 5,000,000 shares of common stock, no par value, of which one (1) share is outstanding.

E. The Resulting Bank will have capital stock outstanding of $1,049,397, consisting of 1,049,397 shares of issued and outstanding common stock, $1 par value per share, surplus of $22,645,018, and accumulated other comprehensive income equal to the accumulated other comprehensive income of the Bank immediately prior to the Effective Time, and the undivided profits and reserves of the Resulting Bank shall equal the sum of the capital accounts of Bank immediately prior to the Effective Time, less the sum of the capital, surplus and accumulated other comprehensive income of the Resulting Bank as of the Effective Time.

F. A majority of the entire Board of Directors of each of the Bank, the New Bank, and the Corporation have approved this Consolidation Agreement and authorized its execution. This Consolidation Agreement is subject to approval by the shareholders of Bank and the New Bank.



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                                 II. AGREEMENTS:

IN CONSIDERATION OF THE PREMISES, the Bank and the New Bank (the "Consolidating Banks"), and the Corporation, hereby make this Consolidation Agreement, and prescribe the terms and conditions of the consolidation of the New Bank with and into the Bank and the method of carrying it into effect as follows:

01.00  CONSOLIDATION

Subject to the terms and conditions hereof, the New Bank shall be consolidated with and into, and under the charter and articles of incorporation of, the Bank pursuant to the provisions of, and with the effect provided in, the Banking Code (the "Banking Code"), and the Bank shall be the Resulting Bank. When reference is made herein to the Bank as of the Effective Time (as defined below) and thereafter, it shall hereinafter be called the "Resulting Bank."

02.00  NAME AND GOVERNING DOCUMENT

From and after the time at which the consolidation of the New Bank with and into the Bank becomes effective (hereinafter called the "Effective Time"):

                  (a) The name of the Resulting Bank shall be the same as the name of the Bank, namely, "Peoples State Bank," and the main banking premises of the Bank at 9252 Jos. Campau Avenue, Hamtramck, Michigan, shall be the main banking premises of the Resulting Bank.

                  (b) All branches of the Bank in operation immediately prior to the Effective Time shall continue as branches of the Resulting Bank.

                  (c) The charter and the articles of incorporation of the Resulting Bank shall be the charter and articles of incorporation of the Bank as in effect immediately prior to the Effective Time.

03.00  EFFECT OF THE CONSOLIDATION

03.01  CORPORATE EXISTENCE; RIGHTS AND LIABILITIES OF RESULTING BANK

As of the Effective Time, the corporate existences of each of the Consolidating Banks shall, with the full effect provided for in the Banking Code, be consolidated into and continued in the Resulting Bank, and the Resulting Bank shall be deemed to be the same business and corporate entity as each of the Consolidating Banks with all the rights, powers, duties and obligations of each of the Consolidating Banks. The separate existence of New Bank shall cease except to the extent provided by applicable law. The Resulting Bank shall be subject to all of the restrictions, disabilities, liabilities and duties of each of the Consolidating Banks and shall possess all rights, interests, privileges, powers, and franchises of each of the Consolidating Banks. The title to every species of property (real, personal and mixed) and chooses in action shall be deemed to be transferred to and vested in the Resulting Bank without any deed or other transfer, and the


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Resulting Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy the same and all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar or transfer agent of stocks and bonds, guardian, conservator, assignee, receiver, and in every other fiduciary capacity, in the same manner and to the same extent as was held or enjoyed by each of the Consolidating Banks at the Effective Time. Any reference to any of the Consolidating Banks in any writing, whether executed or taking effect before or after the Consolidation, shall be deemed a reference to the Resulting Bank if not inconsistent with the other provisions of such writing.

03.02  BOOKS OF THE RESULTING BANK

The assets, liabilities, reserves and accounts of each of the Consolidating Banks shall be recorded on the books of the Resulting Bank at the amounts at which each shall have been carried on the books of the Consolidating Banks at the Effective Time.

03.03  EFFECTIVENESS OF PRIOR CORPORATE ACTS AND AUTHORIZATIONS

All corporate acts, plans, policies, contracts, approvals and authorizations of each of the Consolidating Banks, their respective shareholders, boards of directors, committees elected or appointed by their boards of directors, officers and agents, which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Resulting Bank and shall be as effective and binding thereon as the same were with respect to any of the Consolidating Banks. The employees of the Consolidating Banks shall become the employees of the Resulting Bank and shall continue to be entitled to the same rights and benefits which they enjoyed as employees of the Consolidating Banks.

04.00  CONVERSION OF SHARES

As of the Effective Time:

                  (a) Each share of capital stock of the Bank which is issued and outstanding immediately prior to the Effective Time, shall ipso facto and without any action on the part of the holder thereof, become and be converted into three (3) shares of common stock of the Corporation, and outstanding certificate(s) (hereinafter called the "Old Certificate(s)") representing shares of capital stock of the Bank shall thereafter represent shares of common stock of the Corporation. All shares of common stock of the Corporation into which capital stock of the Bank is converted, as above provided, when issued shall be fully paid and nonassessable. Shares of the Corporation, if any, that would have been issued to a shareholder had the shareholder not dissented from the consolidation shall be held by the Corporation as treasury shares.

                  (b) Each holder of shares of capital stock of the Bank which shall have been so converted into common stock of the Corporation, upon surrender of such Old Certificate(s) in proper form to the Resulting Bank for cancellation, shall be entitled to receive, as



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         evidence of the shares of capital stock so converted, stock certificate(s) (hereinafter called "New Certificate(s)") bearing the name of the Corporation as issuer, for the number of shares of the Corporation represented by such Old Certificate(s) when surrendered. Until so surrendered, each Old Certificate shall be deemed, for all corporate purposes, to evidence the ownership of the number of shares of common stock of the Corporation which the holder thereof would be entitled to receive upon its surrender, except that the Corporation may withhold, from the holder of shares represented by such Old Certificate(s), distribution of any or all dividends declared by the Corporation on such shares until such time as such Old Certificate(s) shall be surrendered in exchange for New Certificate(s), at which time dividends so withheld by the Corporation with respect to such shares shall be delivered, without interest thereon, to the shareholder to whom such New Certificate(s) are issued.

                  (c) The one (1) share of common stock of the New Bank which is issued and outstanding immediately prior to the Effective Time, shall be redeemed.

                  (d) All of the shares of common stock of the Resulting Bank will be issued to the Corporation.

05.00  EMPLOYEE BENEFIT PLANS

The Bank's employee benefit plans shall not be terminated upon consummation of the consolidation, but shall continue thereafter as plans and agreements of the Resulting Bank.

06.00  MANAGEMENT

Upon the consolidation becoming effective, the Board of Directors of the Resulting Bank shall consist of all the persons who are directors of the Bank immediately before the Effective Time, and the officers of the Resulting Bank shall be the same persons who are officers of the Bank immediately before the Effective Time.

07.00  BYLAWS

The Bylaws of the Bank in effect immediately prior to the Effective Time shall continue in full force and effect after the Effective Time as the Bylaws of the Resulting Bank until they shall be altered, amended or repealed as provided therein or as provided by law.

08.00  SUBMISSION TO SHAREHOLDERS

This Consolidation Agreement shall be submitted to the shareholders of the Bank and the New Bank for approval at a meeting to be called and held in accordance with the applicable provisions of law and the articles of incorporation and Bylaws of the Bank and the New Bank, respectively.



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09.00  FURTHER ASSURANCES

The Bank, the New Bank and the Corporation shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements, prescribed by law or otherwise, necessary for consummation of the consolidation on the terms herein provided, including, without being limited to, the preparation and submission of applications to the Federal Deposit Insurance Corporation for the approval of the Consolidation under the provisions of
Section 18(c) of the Federal Deposit Insurance Act, as amended, and to the Board of Governors of the Federal Reserve System for approval of the Corporation's acquisition of the shares of capital stock of the Resulting Bank under the provisions of Section 3(a)(1) of the Bank Company Act of 1956, as amended, and to the Michigan Office of Financial and Insurance Services ("OFIS") for approval of the consolidation under the provisions of the Banking Code.

10.00  DISSENTERS' RIGHTS

Any shareholder of the Bank who votes against the consolidation contemplated hereby, or gives notice in writing to the Bank at or before the meeting of shareholders of the Bank called for the purpose of considering this Consolidation Agreement that such shareholder dissents from the consolidation, shall be entitled to receive in cash from the Resulting Bank the fair value of all shares of the Bank held by that shareholder, if and when the consolidation is consummated, upon written request made to the Resulting Bank at any time within thirty (30) days after the Effective Time, accompanied by the surrender of shareholder's shares, in accordance with Section 3706 of the Banking Code. The shares of such a dissenting shareholder which are surrendered to the Resulting Bank for payment shall nevertheless be deemed to have been converted into shares of the Corporation as provided in Section 04.00 of this Consolidation Agreement, and the Resulting Bank shall deliver the certificate or certificates representing such shares to the Corporation to be held by the Corporation as treasury shares.

11.00  CONDITIONS PRECEDENT

Effectuation of the consolidation herein provided for is conditioned upon:

                  (a) approval of this Consolidation Agreement by vote of the holders of two-thirds of the outstanding capital stock of the Bank and the New Bank as required by law; and

                  (b) procurement of all other consents and approvals, and satisfaction of all other requirements prescribed by law, which are necessary for consummation of the consolidation.


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12.00  TERMINATION OF CONSOLIDATION

At any time before the Effective Time, if any of the following circumstances occur, this Consolidation Agreement may be terminated, at the election of the Bank or the New Bank, by written notice from the party so electing to the other thereof, pursuant to a resolution authorized and approved by the Board of Directors of such party:

                  (a) The number of shares of capital stock of the Bank voted against the consolidation, or in respect of which written notice of dissent to the consolidation is filed with the Bank at or prior to the meeting of shareholders held to vote on the consolidation, shall make consummation of the consolidation unwise in the opinion of the Board of Directors of either the Bank or the New Bank; or

                  (b) Any action, suit, proceeding or claim has been instituted, made or threatened relating to the proposed consolidation which shall make consummation of the consolidation inadvisable in the opinion of the Board of Directors of either the Bank or the New Bank; or

                  (c) Any action, consent or approval, governmental or otherwise, which, in the opinion of counsel for the Bank, is necessary or advisable to permit or enable the Resulting Bank, upon and after the consummation of the consolidation, to conduct all or any part of the business and activities theretofore conducted by the Bank, in substantially the manner so conducted, shall not have been obtained; or

                  (d) For any other reason consummation of the consolidation is deemed inadvisable in the opinion of the Board of Directors of either the Bank or the New Bank.

Upon termination by written notice as provided in this Section 12.00, this Consolidation Agreement shall be void and of no further effect, and there shall be no liability by reason of this Consolidation Agreement or the termination thereof on the part of either the Bank, the New Bank, the Corporation, or the directors, officers, employees, agents or shareholders of any of them.

13.00  EFFECTIVENESS OF CONSOLIDATION

Subject to and upon satisfaction of all requirements of law and other conditions specified in this Consolidation Agreement, the vote of the shareholders of the Bank and the New Bank shall be certified on this Consolidation Agreement by an officer of each of the Bank and the New Bank and the certified Consolidation Agreement shall be filed with OFIS pursuant to and in the manner required by the Banking Code, and the consolidation shall become effective at the close of business on the date certified by OFIS on such Consolidation Agreement, such time and day being hereby declared to be the Effective Time as that term is used herein, all on the terms and with the effect provided for in this Consolidation Agreement.



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14.00  AMENDMENT

This Consolidation Agreement may be amended before the Effective Time by an instrument in writing signed on behalf of each of the Consolidating Banks and the Corporation; provided, however, that, after this Consolidation Agreement has been approved by the shareholders of the Bank, no such amendment shall affect the rights of such shareholders of the Bank in a manner which is materially adverse to such shareholders subsequent to approval of the shareholders.

15.00  FEES

Whether or not the consolidation herein provided for is approved by OFIS, the Bank will pay the fees to OFIS associated with this transaction.

16.00  CAPTIONS

The captions in this Agreement have been inserted for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

17.00  COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original, but all of which together shall constitute one and the same instrument.

                                 III. EXECUTION:

IN WITNESS WHEREOF, the parties hereto have caused this Consolidation Agreement to be executed by their duly authorized officers as of the date first above written.

                                             PEOPLES STATE BANK

                                             By:  /s/ Robert L. Cole
                                                --------------------------------
                                                  Robert L. Cole
                                                  President and CEO
ATTEST:
/s/ David A. Wilson
--------------------------------------------
David A. Wilson, Senior Vice President, CFO
and Cashier
                                             PSB INTERIM BANK

                                             By:  /s/ Robert L. Cole
                                                --------------------------------
                                                  Robert L. Cole
                                                  President and CEO
ATTEST:
/s/ David A. Wilson
--------------------------------------------
David A. Wilson, Senior Vice President, CFO
and Cashier



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                                             PSB GROUP, INC.


                                             By:  /s/ Robert L. Cole
                                                --------------------------------
                                                  Robert L. Cole
                                                  President and CEO
ATTEST:

/s/ David A. Wilson
--------------------------------------------
David A. Wilson, Senior Vice President, CFO,
Secretary and Treasurer











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